UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2019

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2019, Evoke Pharma, Inc. (“Evoke”) agreed to allow its five current employees to exchange their existing options to purchase shares of Evoke common stock granted under the Evoke Pharma, Inc. 2013 Equity Incentive Award Plan (the “Equity Plan”) for a lesser number of new stock options, as described below. All of the existing stock options that were surrendered by the employees had exercise prices significantly above the recent trading prices of Evoke’s common stock and the average market price of Evoke’s common stock over the prior 12 months.

Employees received three new options for every four eligible options surrendered. This “exchange ratio” (3-for-4) was applied on a grant-by-grant basis. As a result, 2,456,999 stock options were exchanged for 1,842,746 replacement stock options.

Each new option issued to the employees has a grant date of June 17, 2019, and a per share exercise price equal to the closing price per share of Evoke’s common stock on the grant date. The new stock options are subject to a new vesting schedule and will vest monthly over four years, commencing June 17, 2019, subject to the holder’s continuous service to Evoke through the applicable vesting date. The new stock options retain the same expiration date as the surrendered stock options to which they relate, and will be treated as non-qualified stock options for U.S. tax purposes.

The other terms and conditions of the new options will be governed by the terms and conditions of the Equity Plan and the stock option agreements entered into thereunder. The Equity Plan and the form of stock option agreement used thereunder have been previously filed by Evoke with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: June 19, 2019	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary